UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Bannix Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-40790	86-1626016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BNIX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BNIXW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	BNIXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the Special Meeting (defined below), on March 7, 2025, Bannix Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) entered into an amendment, dated March 10, 2025 (the “Trust Amendment”) to the Investment Management Trust Agreement, dated as of September 14, 2021, by and between the Company and the Trustee, as previously amended. A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Special Meeting of Stockholders of the Company held on March 7, 2025 at 10:00 a.m. Eastern Time (the “Annual Meeting”), the Company will file an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on March 10, 2025 (the “March 2025 Amendment”) to extend the date by which the Company must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (“Business Combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering that was consummated on September 14, 2021, from March 14, 2025, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to three (3) times by an additional one (1) month each time after March 14, 2025 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s sponsor, Instant Fame, LLC, a Nevada limited liability company, upon five days’ advance notice prior to the applicable deadline date, until June 14, 2025, or a total of up to three (3) months after March 14, 2025, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment”).

The form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 7, 2025, the Company held the Special Meeting. On February 12, 2025, the record date for the Special Meeting, there were 2,848,748 shares of common stock of the Company entitled to be voted at the Special Meeting. At the Special Meeting, 2,693,636 shares of common stock of the Company or 94.56% of the shares entitled to vote at the Special Meeting were represented in person or by proxy. Stockholders voted on the matters set forth below.

The results of voting on the agenda items voted on at the Annual Meeting were as follows:

1. Extension Amendment

Stockholders approved the Extension Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,691,223	2,413	0

2. Trust Amendment

Stockholders approved the Trust Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN
2,691,223	2,413	0

Item 8.01. Other Events.

In connection with the vote on the Extension Amendment at the Special Meeting, stockholders holding a total of 225,082 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $2,573,762 (approximately $11.43 per share) will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 2,623,666 shares outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
3.1	Form of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment to Investment Management Trust Agreement dated March 10, 2025
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2025

BANNIX ACQUISITION CORP.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer